Exhibit 23(2)



                                [BKD Letterhead]




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     We consent to the use of our report dated January 16, 2004, except for Note 15 as to which the date is February 12, 2004, on the financial statements of Mutual Savings Bank (the "Bank") and to the reference made to us under the caption "Experts" in the Application to Convert filed by the Bank with the Indiana Department of Financial Institutions and in the Registration Statement on Form SB-2 (File No. 333-113691) filed by Third Century Bancorp with the Securities and Exchange Commission.



/s/ BKD, LLP

Indianapolis, Indiana

April 28, 2004